Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 16, 2015 and May 1, 2015 with respect to the consolidated financial statements of Benitec Biopharma Limited included in the Annual Report on Form 20-F for the year ended June 30, 2015, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

GRANT THORNTON AUDIT PTY LTD Chartered Accountants

Sydney NSW Australia
4 February 2016